5 March 2004

Exhibit 8.1

Australian and New Zealand Banking Group Limited (ABN 11 005 357 522) 100 Queen Street Melbourne VIC 3000

Dear Sirs

Australian and New Zealand Banking Group Limited
US$1,500,000,000 Senior and Subordinated Medium Term Note Programme

We have acted as Australian legal advisers to Australian and New Zealand Banking Group Limited (the Company), an Australian corporation.

We refer to the Registration Statement on Form F–3 (the Registration Statement) filed on or about 5 March 2004 with the Securities and Exchange Commission (the SEC) in relation to the registration of US$1,000,000,000 of senior and subordinated debt securities by the Company.  We confirm that our opinion of the Australian tax issues arising for United States resident holders of debt securities is in the prospectus that forms part of the Registration Statement (the Prospectus) under the heading ‘Taxation — Australian Taxation’.  Our opinion is based on Australian tax law as at the date of this letter.

In preparing this letter we have reviewed the Registration Statement, the Subordinated Indenture, the Senior Indenture, the First Subordinated Supplemental Indenture, the First Senior Supplemental Indenture, the Second Supplemental Indenture to the Senior Indenture and the Second Supplemental Indenture to the Subordinated Indenture relating to the debt securities.  The documents are to be registered with the United States SEC to enable the future issuance of debt securities.  We understand that the terms of the debt securities will be set on a basis that ensures that they will be debt interests under Division 974 of the Income Tax Assessment Act 1997 and will not be equity interests under that Division (ie they will be in the form of debt, the Company’s obligation to pay principal and interest will be non–contingent, interest and discount rates will be at the prevailing market rates at the time of the offering, and the debt securities will not be classified as equity by reason of any relationship to any other arrangement).

We consent to the inclusion of this opinion as an exhibit to the Registration statement and to the reference to us under the heading ‘Taxation — Australian Taxation’ in the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the United States Securities Act of 1933.

Yours sincerely

/s/ Allens Arthur Robinson